Exhibit 99.1

BOSTON COMMUNICATIONS GROUP, INC. ANNOUNCES CHANGES

TO SENIOR MANAGEMENT AND INTENTION TO RESTATE FINANCIAL

STATEMENTS FOR PRIOR FISCAL PERIODS

BEDFORD, MA., October 12, 2006 – Boston Communications Group, Inc. (NASDAQ: BCGI) today announced that Paul Tobin, the Company’s current Chairman and former Chief Executive Officer, will assume the role of Acting President and Chief Executive Officer, effective immediately. In addition, Thomas Doherty, Executive Vice President of Argus Management Corporation, a company specializing in financial consulting and interim management, will assume the role of interim Chief Financial Officer of the Company. The Company will promptly commence a search for a new full-time Chief Executive Officer and a new full-time Chief Financial Officer.

In connection with the Company’s previously disclosed internal review relating to stock option grants, Karen Walker, the Company’s Chief Financial Officer, has resigned from the Company effective immediately, Alan Bouffard, the Company’s General Counsel, has decided to accelerate his retirement effective immediately, and EY Snowden, the Company’s President and Chief Executive Officer, will no longer serve as the Company’s Chief Executive Officer and President and will assume the role of Non-Executive Chairman of the Board of Directors. In this new position, Mr. Snowden will be responsible for mapping the strategic direction of the Company.

The Company also announced that although the Company’s internal review relating to stock option grants is ongoing, the Company, together with the Audit Committee of the Board of Directors, has concluded that it will need to restate historical financial statements to record additional non-cash charges for stock-based compensation expense related to past option grants because the appropriate measurement dates for financial accounting purposes of certain stock option grants differ from the recorded grant dates of those awards. Accordingly, the financial statements and related notes and related financial data for all prior periods, including all annual and interim periods included in the Company’s most recently filed 10-K and most recently filed 10-Q, as well as all earnings releases, press releases and similar communications issued by the Company related to those financial statements should no longer be relied upon. The Company has not yet determined the aggregate amount of additional non-cash charges for stock-based compensation expense, nor has it determined the resulting tax impact, if any, or which specific periods require restatement.

The Company intends to file any SEC filings required to be restated and its Form 10-Q for the fiscal quarter ended June 30, 2006 as soon as practicable after the review is complete.

ABOUT THE COMPANY

bcgi delivers innovative products and services that enable mobile operators and MVNOs worldwide to differentiate their offerings and increase market penetration while reducing costs. Founded in 1988, bcgi is a leader in identifying and addressing new market needs with proven solutions, including prepaid and postpaid billing, payments and access management.

For more information, visit www.bcgi.net.

Contact:

bcgi Media Inquiries

Stephanie Pachucki

1-781-904-5026

spachucki@bcgi.net

bcgi Investor Inquiries

Joe Calabrese

1-212-827-3772

investor_relations@bcgi.net

This release may contain forward-looking statements regarding future events that involve risks and uncertainties, including statements regarding expectations as to the completion and results of the review of the Special Committee of the Board of Directors and the timing and impact of any restatement of the Company’s financial statements for prior periods. Such statements are based on management’s current expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are potential delays in the Special Committee’s review of the Company’s stock option grants and stock option practices, the final results of the Special Committee’s review, the impact of such results or findings on the financial statements of the Company, the outcome of the SEC’s inquiry into the Company’s stock option grants and any other governmental investigations, risks and uncertainties associated with the Company’s announced review of its historical stock option grants and accounting, the Company’s inability to timely report with the Securities and Exchange Commission, the Company’s potential inability to meet NASDAQ requirements for continued listing, potential litigation arising out of the review or the restatement, as well as the other factors that may affect future operating results detailed in BCGI’s Form 10-Q for the quarter ended March 31, 2006 filed with the Securities and Exchange Commission.